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                                                                Exhibit 23.1


                       INDEPENDENT ACCOUNTANTS' CONSENT

The Board of Directors
Insight Enterprises, Inc.:

We consent to incorporation by reference in the registration statements (No. 333-42684, No. 333-42686, No. 33-96286, No. 33-
96280, No. 33-03158 and No. 333-69113) on Form S-8 and (No.
333-14331, No. 333-16655 and No. 333-63379) on Form S-3 of
Insight Enterprises, Inc. of our report dated January 31, 2002, related to the consolidated balance sheets of Insight Enterprises, Inc. and subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of earnings, stockholders' equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2001, which report appears in the December 31, 2001 annual report on Form 10-K of Insight Enterprises, Inc.

Our report dated January 31, 2001 refers to the adoption of Statement of Financial Accounting Standards ("SFAS") No. 141, "Business Combinations," and certain provisions of SFAS No. 142, "Goodwill and Other Intangible Assets," as required for goodwill and intangible assets resulting from business combinations consummated after June 30, 2001.




Phoenix, Arizona
March 27, 2002